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                                                                   EXHIBIT 10.16

                     AGREEMENT REGARDING TRANSFER OF SHARES
                       AND SATISFACTION OF PROMISSORY NOTE

         This Agreement (the "Agreement") is made as of the 19th day of December, 2003 (the "Effective Date"), by and between Thomas T. Stallkamp ("Executive") and MSX International, Inc. (the "Company").

                                   BACKGROUND

         A. Executive is the debtor with limited recourse under the terms of an Amended and Restated Promissory Note dated as of February 28, 2002, the total principal amount due and owing under which is $3,261,483 including accrued interest of $63,874 as of the Effective Date (the "Promissory Note") and the Company is the Lender under the terms of the Promissory Note.

         B. Executive has pledged to the Company 600,000 shares of Common Stock of the Company (the "Shares") as collateral to secure Executive's obligations to the Company under the Promissory Note pursuant to a Pledge Agreement dated as of February 28, 2002, by and between Executive and the Company (the "Pledge Agreement"). The parties hereto have agreed that the fair market value of the Shares as of the Effective Date is $1.15 per Share, or $690,000 in the aggregate.

         C. There is limited recourse under the Promissory Note against Executive and his assets (apart from the Shares). Such recourse portion of the Promissory Note is equal to $799,402.

         D. Executive is terminating his employment as Chief Executive Officer of the Company effective December 31, 2003.

         E. Executive and the Company desire for Executive to transfer the Shares to the Company in full satisfaction of all amounts owed by Executive pursuant to the Promissory Note.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1.       Representations and Warranties.

         1.1 Each party hereto represents and warrants to the other party that this Agreement has been duly authorized, executed and delivered by such party and is enforceable against such party in accordance with its terms. The Company has all requisite corporate power and authority necessary to authorize this Agreement and to consummate the transactions contemplated hereby.

         1.2 Executive hereby represents and warrants to the Company that he owns the Shares of record and beneficially, free and clear of any lien, pledge, security interest or other encumbrance or claim of any person or entity, other than as set forth in the Promissory Note or Pledge Agreement.

2.       Satisfaction of Promissory Note.

         2.1 As of the Effective Date, the Executive shall transfer the 600,000 Shares (which the parties agree have a fair market value as of the Effective Date of $1.15 per Share) with a total value of $690,000, and the Company shall cancel the Promissory Note. The Company shall accept the transfer of Shares in full satisfaction of all obligations of Executive under the Promissory Note.

         2.2 As of the Effective Date and upon transfer of the Shares to the Company in accordance with Section 3 hereof, the Promissory Note shall be cancelled and shall terminate, and the Company shall deliver to Executive an original copy of the Promissory Note, duly marked as cancelled and free and clear of all liens.

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3.       Termination of Pledge Agreement. As of the Effective Date, the Pledge
Agreement shall terminate, and Executive shall transfer the Shares to the Company by delivering a certificate or certificate(s) representing the Shares to the Company duly endorsed for transfer, and the Shares shall be released from the pledge and shall be free and clear of rights of the Company under the Pledge Agreement.

4. Assignment; Successors. Neither the Company nor Executive may assign any rights or obligations hereunder to any other party without the prior written consent of the other party. This Agreement and all obligations and benefits hereunder shall inure to the successors and permitted assigns of the parties.

5. Counterparts. This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

6. Entire Agreement; Modification; Governing Law. The terms and conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations and warranties of any kind whatsoever, except as expressly set forth herein. No modifications of this Agreement nor waiver of the terms or conditions thereof shall be binding upon either party unless approved in writing by an authorized representative of such party. All issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Michigan.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     MSX INTERNATIONAL, INC.

                                     By: /S/ FREDERICK K. MINTURN
                                     -------------------------------------------
                                     Name:  Frederick K. Minturn
                                     Title: Executive Vice President & CFO

                                     EXECUTIVE

                                     /S/ THOMAS T. STALLKAMP
                                     -------------------------------------------
                                     Thomas T. Stallkamp